ISSI Announces Preliminary September Quarter Results

Will Report Full Results on Wednesday, October 29

MILPITAS, Calif., Oct. 7, 2014 /PRNewswire/ -- Integrated Silicon Solution, Inc. (Nasdaq: ISSI) today provided preliminary financial results for its fourth fiscal quarter ended September 30, 2014. Revenue is expected to be approximately $84 million, compared to guidance of $85 million to $89 million provided on July 24, 2014. GAAP net income per share is expected to be in the range of $0.10 to $0.14 per fully diluted share, compared to previous guidance of $0.15 to $0.19 per share. Non-GAAP net income per share is expected to be in the range of $0.19 to $0.23 per fully diluted share, compared to previous guidance of $0.25 to $0.29 per share.

"Revenue in our fiscal fourth quarter ended September 30 will be below our original expectations due to weakness in the communications and consumer markets in Asia, and wafer shortages from one of our flash foundries. Sales in our industrial and automotive end markets continued to perform well during the quarter," said Scott Howarth, ISSI's President and CEO.

Fourth Fiscal Quarter and Full Year Results Call:
ISSI will host its earnings conference call on Wednesday, October 29, 2014, at 7:00 a.m. Pacific Time (10:00 a.m. Eastern Time) to discuss the Company's financial results for the fiscal 2014 fourth quarter and full year ended September 30, 2014.

To access ISSI's conference call via telephone, dial 1-800-768-6563 before 6:50 a.m. Pacific time on October 29, 2014. The participant pass code is 5123006. A telephone replay will be available for 30 days after the event by dialing 1-888-203-1112. The replay pass code is also 5123006. Additionally, the call will be available as a live and archived webcast from ISSI's website at http://www.issi.com.

Non-GAAP Financial Information
Our non-GAAP net income excludes the impact of stock based compensation, the amortization of intangibles related to acquisitions, gains on sales of investments, and non-cash tax expense. Due to the preliminary nature of our results, we are not able to provide a reconciliation of our non-GAAP results to the results under GAAP at this time but will include such a reconciliation in our earnings release on October 29, 2014.

About the Company
ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) automotive, (ii) communications, (iii) industrial, medical, and military, and (iv) digital consumer. The Company's primary products are low, medium and high density DRAM and high speed and low power SRAM. The Company also designs and markets NOR flash products and high performance analog and mixed signal integrated circuits. ISSI is headquartered in Silicon Valley with worldwide offices in Taiwan, Japan, Singapore, China, Europe, Hong Kong, India, and Korea. Visit our web site at http://www.issi.com/.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning our expected revenue and GAAP and Non-GAAP net income per share for the September quarter are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include supply and demand conditions in the market place (especially in the automotive market and the IMM market), unexpected reductions in average selling prices for our products, our ability to sell our products in our key markets (including automotive and IMM) and the pricing and gross margins achieved on such sales, our ability to continue to control or reduce operating expenses, our ability to obtain a sufficient supply of wafers, wafer pricing, our ability to maintain sufficient inventory of products to satisfy customer orders, our ability to realize the expected benefits of our acquisitions including maintaining relationships with key customers, vendors and employees, changes in manufacturing yields, order cancellations, order rescheduling, product warranty claims, competition, currency exchange fluctuations, the level and value of inventory held by OEM customers or other risks listed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended September 30, 2013 and Form 10-Q for the period ended June 30, 2014. In addition, the financial information in this press release is preliminary and unaudited and subject to any adjustments that may be made in connection with the year-end audit. The Company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

CONTACT: John M. Cobb, Chief Financial Officer, Investor Relations, (408) 969-6600, ir@issi.com, or Shelton Group, Leanne Sievers, EVP, P: 949-224-3874, E: lsievers@sheltongroup.com, Matt Kreps, Managing Director, P: 214-272-0073, E: mkreps@sheltongroup.com